EXHIBIT 10-AF

                                LEASE AGREEMENT

                                    BETWEEN

                           SIX EDISON LAKES, L.L.C.

                                  AS LANDLORD

                                      AND

                             QUALITY DINING, INC.,

                                   AS TENANT


LOCATION:   4220 Edison Lakes Parkway

            Mishawaka, Indiana

DATED:   September 19, 1996

                                    LEASE AGREEMENT

  THIS LEASE, made this 19th day of September, 1996, by and between SIX EDISON LAKES, L.L.C., an Indiana limited liability company ("Landlord") and QUALITY DINING, INC., an Indiana Corporation ("Tenant"),

       WITNESSETH:

                         ARTICLE 1.  LEASE OF PREMISES

  Section 1.1. Lease of Premises. Upon and subject to the terms and conditions provided herein, Landlord leases to Tenant and Tenant leases from Landlord, certain space in the office building described below, to be built in Edison Lakes Corporate Park (the "Park"), St. Joseph County, Indiana, which building (the "Building") shall be situated on the tract of land described on Exhibit A attached hereto (the "Land"). The space in the Building leased to Tenant is identified in Item A of the Basic Lease Provisions (the "Premises").

  Section 1.2.  Basic Lease Provisions.
  -----------   ----------------------

  A.  Building Address:  4220 Edison Lakes Parkway
                         Mishawaka, Indiana  46545
                         The entire Building.

  B.  Rentable Area of Premises:  [See Article 21]

  C.  Tenant's Share:  [See Article 21]

  D.   Monthly Rent:  [See Article 21]

  E. Term: Commences on the Commencement Date (as defined in Section 3.1) and continues for one hundred eighty (180) months from (i) the Commencement Date if such date is the first day of a calendar month, or (ii) the first day of the calendar month immediately following the Commencement Date if such date is not the first day of a calendar month.

  F.   Estimated Commencement Date:  February 1, 1997

  G.   Broker:  Cressy & Everett Commercial Company

  H.   Permitted Use:  General office and test kitchen.

  I.   Space Plan Approval Date:  [September 18, 1996]

  J.   Address for payments and notices as follows:

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

       Landlord:  Cressy & Everett Management Co.
                  3930 Edison Lakes Parkway
                  Mishawaka, Indiana  46545

       Tenant:    Quality Dining, Inc.
                  3820 Edison Lakes Parkway
                  Mishawaka, Indiana  46545
       Attention: Daniel B. Fitzpatrick


                           ARTICLE 2.  CONSTRUCTION

  Section 2.1. Building. Landlord agrees to construct the Building and the Common Areas, as hereinafter defined, in accordance with the Plans and Specifications prepared by The Troyer Group, Inc., dated May 18, 1996 as Project No. 96078.00. Such construction shall be at the sole cost of Landlord.

  Section 2.2.  Tenant Finish.  Landlord agrees to perform and complete the
tenant finish improvements.   The cost of completing tenant finish improvement
items shall be borne by Landlord and Tenant as provided in Article 21. It is further understood and agreed that in the event Tenant installs a test kitchen in the Premises, Tenant shall be responsible for any and all costs and expense associated with installing and maintaining said test kitchen including, but not limited to, any increase utility charges, insurance premiums, etc.

  Section 2.3. Landlord's Warranties. Landlord represents and warrants that the Building, related common areas shall: (a) be constructed in a good and workmanlike manner; (b) be constructed with new materials; (c) comply with all applicable laws, ordinances and codes, including the Americans with Disabilities Act and all zoning requirements, and (d) be of a quality comparable to first class office buildings constructed in similar settings in the general area.

  Section 2.4. Completion. Landlord shall use reasonable efforts to complete the Building and Tenant Finish on or before February 1, 1997 ("Completion Date"), subject to delays caused by Tenant, acts of God, strikes, lockouts unavailability of materials and other unforeseeable events beyond Landlord's control ("Excusable Delays"). Prior to the Completion Date, Tenant shall be permitted access to the entire Premises for purposes of interior decoration, occupancy and installation of fixtures and other equipment; provided, however, Tenant's schedule within the Premises shall be communicated to Landlord and the approval of Landlord or Landlord's project supervisor secured so as not to interfere with other work of Landlord being carried on at that time within the Premises; provided, further, that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or other materials installed or left in the Premises prior to the Completion Date. Landlord shall provide Tenant with written notice in the event Landlord has reason to believe that the Building or Tenant Improvements will not be completed by the Completion Date.

  For these purposes, the Building and the Premises shall be considered ready for Tenant's occupancy when the Landlord delivers to Tenant a copy of an AIA architect's certificate or comparable certificate of substantial completion indicating that the Building and the Premises have been completed in

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accordance herewith, subject to "punch-list" items which do not affect Tenant's access to the Premises, parking or ability to use the Premises to conduct its normal business operations.

                        ARTICLE 3.  TERM AND POSSESSION

  Section 3.1. Term. This term of this Lease shall be the period of time specified in Item E of the Basic Lease Provisions and shall commence upon the earlier of (i) the date on which the Premises are first used and occupied by Tenant's personnel for carrying on the normal functions of its business, or (ii) the date ten (10) days after the Completion Date. Landlord shall provide written notice to Tenant of Completion. The date of commencement determined as provided above is herein called the "Commencement Date." The Commencement Date shall in no event be postponed by reason of any delay caused by Tenant (for example Tenant's failure to timely approve or furnish plans or specifications, make material or color selections or decisions necessary for substantial completion of such work, or complete Tenant's work). As used in this Lease, "Term" shall include the original Term and any extension thereof effected in accordance with an extension option, if any, expressly set forth herein.

  Tenant shall be entitled to enter upon the Premises to complete interior decoration work and to prepare the Premises for its occupancy, provided that (i) its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to interfere with other work of Landlord being carried on at the time, and (ii) Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment or any other materials installed or left in the Premises prior to the Commencement Date.

  Section 3.2. Tenant's Acceptance of the Premises. Upon delivery of possession of the Premises to Tenant as provided herein, Tenant shall execute and deliver to Landlord an agreement in the form attached as Exhibit D ("Acceptance Agreement") to acknowledge and confirm the Commencement Date and that Tenant has accepted the Premises for occupancy subject only to those defects specified by Tenant in the Acceptance Agreement and latent defects. Landlord shall promptly thereafter correct such defects, subject to delays beyond Landlord's reasonable control. If Tenant takes possession of and occupies the Premises but fails to timely execute and deliver the Acceptance Agreement, Tenant shall be deemed to have accepted the Premises for occupancy and the condition thereof (including, but not limited to, the tenant finish improvements constructed thereof) as satisfactory in all respects, except for latent defects.

  Section 3.3. Surrender of the Premises. Upon the expiration or earlier termination of this Lease or upon the exercise by Landlord of its right to re-enter the Premises without terminating this Lease, Tenant shall immediately surrender the Premises to Landlord, together with all alterations, improvements and other property as provided herein, in a clean condition and otherwise in good order, condition and repair except for ordinary wear and tear and the effects of casualty, condemnation, or Landlord's acts or inaction, failing which Landlord may place the Premises in such condition at Tenant's expense. Upon such expiration or termination, Tenant shall have the right to remove its trade fixtures and equipment as and to the extent permitted under Section 7.4. Tenant shall, at its expense, promptly repair any damage caused by any such removal and shall restore the Premises to the condition existing prior to the installation of the items removed.

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  Section 3.4.  Holding Over.  No holding over by Tenant after expiration or earlier termination of the Term shall operate to extend the Lease. In the event of any unauthorized holding over, Tenant shall pay Monthly Rent equal to one hundred twenty-five percent (125%) of the Monthly Rent payable for the month immediately preceding such holding over plus Additional Rent equal to one hundred twenty-five percent (125%) of the estimated Additional Rent (including, but not limited to, the estimated Annual Operating Expense Adjustment) applicable to the period of such holding over; and Tenant shall indemnify Landlord against all claims, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) in connection with such holding over, including, without limitation, all claims by any other person or entity to which Landlord may have leased all or any part of the Premises effective upon or after expiration or termination of the Term. Acceptance of such rent by Landlord shall in no event constitute a waiver of Tenant's default or an authorization of Tenant's holding over nor prevent Landlord from exercising any of its other rights and remedies. Any holding over with the consent of Landlord in writing shall thereafter constitute a lease from month-to-month.


                               ARTICLE 4.  RENT

  Section 4.1. Monthly Rent. Tenant shall pay, in advance on the first day of each calendar month during the Term, Monthly Rent as specified in Item D of the Basic Lease Provisions as the basic rent per month for the Premises. In the case of a partial calendar month at or prior to the beginning of the Term, the Monthly Rent for the partial month shall be prorated on a daily basis and shall
be paid on or before the first day of the Term.   Tenant also agrees to pay
Landlord any excise, sales or privilege tax, if any, imposed by any governmental authority on account of this Lease or the rent paid hereunder, but only if such tax is in substitution for, or in lieu of, real estate taxes.

     Section 4.2.  Additional Rent.
     -----------   ---------------

     (a) Definitions. As used herein the following terms shall have the meanings indicated:

          (i) "Operating Expenses" shall mean the amount of all of Landlord's reasonable and, in the case of affiliates of Landlord providing goods or services, competitive direct costs and expenses paid or incurred in operating and maintaining the Building and the Land (including the Common Areas defined in Section 17.3) for a particular calendar year as determined by Landlord in accordance with generally accepted accounting principles, consistently applied, including by way of illustration and not limitation: all general property taxes and all assessments levied or assessed by any lawful authority against the Building including land and improvements together with the costs and expenses of contesting the validity or amount of real estate taxes; the assessments and other charges allocated to the Building or Land under the Declarations of Protective Covenants for the Edison Lakes Corporation Park and any other instrument applicable to the Building or Land that is now or hereafter of record; sewage treatment costs; insurance premiums; water, electrical and other utility charges other than the separately billed electrical and other charges paid by any tenant of the Building; service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air-conditioning system; cleaning and other janitorial services; tools and supplies; repair costs; landscape maintenance costs; security services; license, permit and inspection fees; management fees not to exceed four (4%) percent of all gross income; all additional direct costs and expenses for electric utilities and repair costs it would have paid or incurred during the applicable calendar year if the Building had been fully occupied; a reserve equal to $.25 per Rentable Square foot for capital expenditures excluded from Operating Expenses under the provisions of subparagraph (iv) below; amortization of capital improvements that produce a net reduction in operating costs together with interest at the rate of nine percent (9%) per annum on the unamortized balance thereof, but only to the extent they produce a net reduction in Operating Expenses and in general all other costs and expenses which would, under generally accepted accounting principles, be regarded as operating and maintenance costs and expenses, including those which would normally be amortized over a period not to exceed five (5) years. The reserve shall be increased to $.375 per Rentable Square foot during years 6 through 10 and $.50 per Rentable Square foot during subsequent years. There shall also be included in Operating Expenses the cost or portion thereof reasonably allocable to the Building, amortized over such period as Landlord shall reasonably determine, together with interest at the rate of nine percent (9%) per annum on the unamortized balance, of any capital improvements required to be made to the Building after the Commencement Date under any governmental law or regulation enacted or imposed after the Commencement Date.

       (ii) "Tenant's Share" shall mean the percentage specified in Item C of the Basic Lease Provisions. This percentage was determined by dividing the rentable area in the Premises by the total rentable area in the Building, and shall be adjusted as necessary after actual measurement made upon completion of the Building and the Premises.

       (iii)"Annual Operating Expense Adjustment" shall mean for each calendar year falling wholly or partly within the Term, Tenant's Share of the amount of the Operating Expenses for such year.

       (iv) Exclusions from Operating Expenses. Notwithstanding anything to the contrary contained herein, Operating Expenses (i) shall not include the following: any amount for depreciation of the Building or any part thereof or the Common Areas; except as expressly stated above, any expense, depreciation or other charge for any capital improvements to the Building or the Common Areas, including but not limited to, any replacement of the roof, foundation or structure of the Building, or mechanical, plumbing, electrical or other components or equipment of the Building or Premises or parking lots, driveways, walkways, curbs, drainage strips, sewer lines or any other structure or component of the Premises that Landlord is obligated to replace, provided that ordinary repair and maintenance of such items shall be Operating Expenses; any expenses or charge incurred in correcting any construction defect or for repair of any part of the Building or Common Areas or any mechanical, plumbing, electrical or heating, ventilation or air conditioning ("HVAC") or other components or equipment therein or thereof which, if any such instance, is covered by an applicable warranty or by insurance; rental commissions or fees; legal fees in connection with Landlord financing or refinancing, negotiation and preparation of leases, and any disputes with lessees; franchise or income taxes imposed upon Landlord, except as expressly noted if levied or imposed in lieu of or replacement for real estate taxes; any cost or other

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            charge for painting, repainting, decorating or redecorating for any particular lessee; wages, salaries or other compensation paid to any employees; any payment required under the terms of any mortgage or deed of trust now or hereafter constituting a lien against the Building; and (ii) shall not include any cost billed to and paid directly by a lessee, or for which Landlord otherwise is reimbursed in any manner (except by payment of Tenant's and other lessee's proportionate shares as herein provided); and costs incurred as a result of the negligence or willful acts of Landlord, its agents or employees or other tenants of the Building.

(b) Obligation to Pay Additional Rent. In addition to the Monthly Rent, Tenant agrees to pay as Additional Rent as provided herein the Annual Operating Expense Adjustment for each calendar year falling wholly or partly within the Term, except Tenant shall not be required to pay Additional Rent for the first twelve (12) months of the lease term.

     (i) Estimated Annual Operating Expense Adjustment. The Annual Operating Expense Adjustment shall be estimated annually by Landlord, and written notice thereof shall be given to Tenant at least thirty (30) days prior to the beginning of each calendar year. Tenant shall then pay to Landlord each month, at the same time the installment of Monthly Rent is due, an amount equal to one-twelfth (1/12th) of the estimated Annual Operating Expense Adjustment. Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall not be obligated to pay any estimated or actual Annual Operating Expense Adjustment for the first twelve (12) months of the Term of this Lease.

     (ii)   Increases in Estimated Annual Operating Expense Adjustment.
            Landlord shall have the right to revise the estimated Annual Operating Expense Adjustment for a given calendar year upon not less than fifteen (15) days prior written notice to Tenant, provided that the actual amount of the Annual Operating Expense Adjustment for such calendar year will, in Landlord's reasonable judgment, exceed Landlord's prior estimate for such calendar year. In addition, at the time Landlord revises an estimated Annual Operating Expense Adjustment for a given calendar year, Landlord shall be entitled to collect from Tenant, within twenty (20) days after submitting a statement thereof, a lump sum payment which, when added to the monthly installments of the estimated Annual Operating Expense Adjustment previously paid by Tenant in such calendar year and the revised monthly installments to be made during the balance of such calendar year, will equal the estimated Annual Operating Expense Adjustment as then revised by Landlord.

     (iii) Annual Adjustment. Within ninety (90) days after the end of each calendar year (or as soon thereafter as is reasonably practicable), Landlord shall prepare and deliver to Tenant statement showing the actual Annual Operating Expense Adjustment for such calendar year, and within fifteen (15) days of such date, Tenant shall pay Landlord any deficiency, or Landlord shall credit the Tenant's account for overpayment, of the Annual Operating Expense Adjustment for such calendar year. Landlord's failure to timely deliver any statement of an estimated Annual Operating Expense Adjustment or any statement of an actual Annual Operating Expense Adjustment shall not relieve Tenant of its obligation to pay, when such statement is provided, the estimated

            Annual Operating Expense Adjustment or the actual
            Annual Operating Expense Adjustment, as the case may be. In the case of a calendar year falling only partly within the portion of the Term during which Tenant is obligated to pay an Annual Operating Expense Adjustment, the Annual Operating Expense Adjustment payable by Tenant with respect to such year shall be prorated on the basis of the number of days in such year that fall within such portion of the Term in relation to the total number of days in such year.

       (iv) Tenant Verification. Tenant or its accountants shall have the right to inspect, upon reasonable notice, at reasonable times and in a reasonable manner during the ninety (90) day period following the delivery of Landlord's statement of the actual Annual Operating Expense Adjustment for a calendar year, such of Landlord's books of account and records as pertain to and contain information concerning the Operating Expenses for such year in order to verify the amounts thereof. In the event Tenant identifies errors or omissions in the Landlord's statement of the actual Annual Operating Expense Adjustment for any given calendar year which results in a net credit due to Tenant, Tenant shall receive that credit in the manner provided under Section 3.2(b)(iii) and, to the extent that credit exceeds ten percent (10%) of the Tenant's Annual Operating Expense Adjustment for that calendar year, the cost of Tenant's review shall be paid by Landlord, and Tenant shall be entitled, at its option and expense, to inspect or reinspect the Landlord's statement of the actual Annual Operating Expense Adjustments from prior calendar years during the Lease Term, and any net credit due to Tenant will, likewise, be provided in the manner described in 3.2(b)(iii).

       (v) Tax Abatement. The Annual Operating Expense Adjustment shall be based on the actual real estate taxes payable by Landlord, so that the adjustment will be reduced by the abatement of taxes previously granted for the Building.

  Section 4.3. Late Charges. Tenant acknowledges that the late payment by Tenant to Landlord of Monthly Rent, Additional Rent or any other amount required to be paid to Landlord under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed upon Landlord by virtue of its debt obligations. Accordingly, if Tenant fails to make any payment required hereunder when payment is due, Tenant shall pay a late charge equal to two percent (2%) of such payment, but in no event such a late charge be less than One Hundred Dollars ($100.00). Notwithstanding the foregoing, Tenant shall be entitled to one (1) ten (10) day grace period after notice by Landlord during each calendar year of the Lease Term before any such late charge shall be due and payable.

  Section 4.4. Manner of Payment. The Monthly Rent, Additional Rent and other sums of money and charges payable by Tenant hereunder shall be paid promptly when due, without relief from valuation and appraisement laws, notice or demand therefor, or set off for any reason whatsoever. All payments required to be paid by Tenant to Landlord under the provisions of this Lease shall be paid by Tenant in lawful money of the United States at the address provided herein for notices to Landlord or at such other place or to such other person as Landlord may from time to time designate by notice to Tenant.

                         ARTICLE 5.  OCCUPANCY AND USE

  Section 5.1 Occupancy. Tenant shall use and occupy the Premises for the purposes set forth in Item I of the Basic Lease Provisions and shall not use the Premises for any other purpose except with the prior written consent of Landlord.

  Section 5.2. Use of Premises. In connection with the use of the Premises, Tenant agrees to do the following:

  (a) Tenant shall use and maintain the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner and in compliance with all laws, codes, ordinances, rules, regulations and orders (collectively "Laws") of any governmental authority or agency, including without limitation those governing zoning, health, safety (including fire safety), and occupational hazards, pollution and environmental control, and handicapped accessibility (including but not limited to any such laws imposing upon Landlord or Tenant any duty respect or triggered by any change in use or occupancy or any alteration or improvement of, in or to the Premises after the Commencement Date), all requirement of Landlord's insurance carrier, and all reasonable directions of Landlord, including the Rules and Regulations attached hereto as Exhibit E, may be modified from time to time by Landlord on reasonable notice to Tenant provided the rules are uniformly and consistently applied to all other tenants in the Building. Landlord acknowledges that it is familiar with Tenant's intended use of the Premises and agrees that the directions of Landlord, including any modified rules or regulations, will not interfere with Tenant's intended use of the Premises.

  (b) Tenant shall not use the Premises for any unlawful purpose or act, commit or permit any waste or damage to the Premises, or do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injury or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations but shall use reasonable efforts to cause other tenants to comply therewith.

  (c) Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner which would, in Landlord's reasonable judgment, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may require that Tenant stop engaging in such activity and in any event reimburse Landlord as Additional Rent for any increase in premiums charged during the Term on the insurance carried by Landlord that is attributable to Tenant's use of the Premises.

  (d) Tenant shall not overload the floors of the Premises beyond their designated weight-bearing capacity, which Landlord has determined to be eighty (80) pounds per square foot live load, including an allowance for partition load. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures which Tenant desires to place in the Premises so as to distribute properly the weight thereof, and require the removal of any equipment or furniture which exceeds the weight limit specified herein.

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  Section 5.3.  Landlord's Rights Regarding Use.  In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises and the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

  (a) Landlord may install such signs, advertisement or notices or tenant identification information as it shall deem necessary and proper; however, Tenant shall approve any use of Tenant's name or of any of its trademarks.

  (b) Landlord may grant to any person the exclusive right to conduct any business or render any service in the Building, provided that such exclusive right shall not operate to limit Tenant from using the Premises for the use permitted in Item I of the Basic Lease Provisions and that such business will be rendered or service provided at competitive rates.

  (c) Landlord may control the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation, excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of emergency, repairs, alterations or after regular business hours, provided that Tenant will have reasonable access to the Premises at all times.

  Section 5.4. Access to and Inspection of the Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises at reasonable times for the purposes of examining or inspecting the Premises, or showing the Premises to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease or entitle Tenant to any abatement of rent therefor. Landlord agrees that any such entry will be only after notice to Tenant and in the presence of an employee of Tenant, except in the case of an emergency. Any such entry shall not interfere with Tenant's use of the Premises.

  Section 5.5. Hazardous Waste Provisions. (a) Tenant shall not in any manner use, maintain or allow the use or maintenance of the Premises in violation of any laws, including but not limited to those governing hazardous, toxic or infectious waste, materials and substances. Tenant shall not use or allow the use of the Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover hazardous, toxic or infectious waste, materials or substances nor shall Tenant otherwise, in any manner, possess or allow the possession of any hazardous, toxic or infectious waste, materials or substances on or about the Premises, except the ordinary course of business and in compliance with all applicable laws. Hazardous, toxic or infectious waste, materials or substances shall mean any solid, liquid or gaseous waste or emission or any combination thereof which because of its quantity, concentration or physical, chemical, or infectious characteristics may (i) cause or significantly contribute to an increase in mortality or in serious or incapacitating, irreversible illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life when used, treated, stored, transported, disposed of or otherwise managed or handled. Tenant shall indemnify and hold harmless Landlord for any and all claims, loss, liability, costs, expenses or damage, including reasonable attorneys' fees, incurred by Landlord in connection with any breach by Tenant of its obligations under this section.

     (b) Landlord shall indemnify and hold harmless Tenant for any and all claims, loss, liability, costs, expenses or damages, including reasonable attorneys' fees, incurred by Tenant in connection with any environmental condition existing on the Land prior to occupancy of the Premises by Tenant or which are caused by Landlord.

     (c) The provisions of this article shall survive the termination of this Lease.


               ARTICLE 6. UTILITIES AND OTHER BUILDING SERVICES

     Section 6.1. Services to be Provided. (a) Provided Tenant is not in default and subject to interruptions beyond Landlord's reasonable control, Landlord shall furnish to Tenant the following utilities and other Building services to the extent reasonably necessary for Tenant's comfortable use and occupancy of the Premises for general office use as may be required by law or directed by governmental authority:

     (1) Heating, ventilation and air-conditioning between the hours of 7:00 a.m. and 8:00 p.m. Monday through Friday and 8:00 a.m. to 6:00 p.m. on Saturday of each week except legal holidays.

     (2) Electrical current not to exceed four (4) watts per square foot. Tenant's use of electrical current shall at no time exceed the capacity of the feeders to the Building or the risers or wiring installation serving the Premises.

     (3) Water in the Premises and in the Common Areas for lavatory and drinking purposes.

     (4) Cleaning and janitorial service for the Common Areas and the Premises on Monday through Friday of each week except legal holidays; provided, however, that Tenant shall be responsible for carpet cleaning in the Premises other than routine vacuuming.

     (5)  Washing of windows at intervals reasonably established by Landlord.

     (6) Replacement of all lamps, bulbs, starters and ballasts in Building standard lighting (described in Exhibit B) as required from time to time as a result of normal usage.

     (7) Cleaning and maintenance of the Common Areas, including the removal of rubbish and snow and the furnishing of paper towels, toilet tissue and soap.

     (8)  Automatic elevator service.

     (9) Repair and maintenance to the extent specified elsewhere in this Lease.

    (10) Security services comparable to other buildings of similar size, quality and location.

     (b) Landlord shall also provide continuous (24 hours a day every day) heating, ventilation and air-conditioning for Tenant's computer room as identified on Exhibit B. Landlord recognizes that Exhibit B specifies a separate HVAC system for the computer room with the specifications indicated in Exhibit B to maintain air temperature as specified therein.

     Section 6.2. Additional Services. If Tenant reasonably requests any other utilities or Building services in addition to those identified above or any of the above utilities or Building services in frequency, scope, quality or quantity greater than those which Landlord determines are normally required by other tenants in the Building for general office use, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or Building services. In the event Landlord is able to and does furnish such additional utilities or Building services, the costs thereof shall be borne by Tenant who shall reimburse Landlord monthly for such costs as Additional Rent at the same time payments of Monthly Rent are due.

     Tenant shall not install or connect any electrical equipment other than the business machines, computers and equipment typically used for general office and test kitchen purposes by tenants in office buildings comparable to the Building without Landlord's prior written consent. Landlord represents that the electricity used by the equipment to be so installed or connected by Tenant does not exceed the load capacity of the Building's electrical system serving the Premises and is compatible therewith.

     Section 6.3. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other Building services identified in Section 6.1 may be interrupted by reason of accident, emergency or other causes beyond Landlord's reasonable control; that upon reasonable notice such utilities or Building services may be discontinued or diminished temporarily by Landlord until certain repairs, alterations or improvements can be made; that Landlord does not represent or warranty the uninterrupted availability of such utilities or Building services; and that any such interruption shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from the obligation to perform its covenants under this Lease; provided, however, Landlord shall exercise its best efforts to minimize any such interruptions, and, to the extent any such interruption is caused and can be cured by events within the direct control of Landlord, Landlord shall exercise its best efforts to minimize such interruption.


                ARTICLE  7.  REPAIRS, MAINTENANCE, ALTERATIONS,
                           IMPROVEMENTS AND FIXTURES

     Section 7.1. Repair and Maintenance of Building. Subject to Section 7.2 and except for repairs made necessary by the negligence, misuse or default of Tenant, its employees, agents, customers or invitees and not reimbursed by insurance, Landlord shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other Common Areas of the Building, and Landlord shall keep the Building in a safe, clean and neat condition and shall use reasonable efforts to keep all equipment, such as elevators, plumbing, heating, air-conditioning and similar equipment, in good condition and repair. Except as provided in Article 6, Article 8 and Article 10 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to any fixtures, appurtenances and equipment therein or thereon.

     Section 7.2. Repair and Maintenance of Premises. Landlord shall keep and maintain the Premises in good order, condition and repair. Except for the services specified in Section 6.1(a)(4), (5) and (6), and ordinary wear and tear, casualty, condemnation, the costs of all repairs and maintenance to the Premises shall be paid by Tenant as Additional Rent within twenty (20) days after Landlord submits its statement of such costs.

     Section 7.3. Alterations or Improvements. Tenant shall make no leasehold improvements, alterations or additions on or about the Premises or any part thereof without Landlord's prior written consent. If Landlord permits Tenant to make any such improvements, alterations or additions, Tenant shall (i) obtain all necessary permits and ensure all improvements, alterations and additions which are made or necessitated thereby shall be made and performed in accordance with all applicable laws, building codes, ordinances, covenants, rules and regulations in a good and workmanlike manner and in quality equal to or better than the original construction of the building and the Premises, (ii) comply with such requirements as Landlord considers necessary or desirable, including, without limitation, the requirement that Tenant obtain a policy of builder's risk insurance written on a completed value basis, other insurance requirements and requirements as to the manner in which and the times at which such work shall be done and the contractor and subcontractors to perform such work, (iii) promptly pay all costs of performing such work, and (iv) indemnify and hold Landlord harmless from and against any and all liability, loss, damage and expense (including, but not limited to, reasonable attorneys' fees) incurred by Landlord that arise out of, result from or are in connection with such work.
All improvements, alterations and additions made by Tenant shall, except as otherwise agreed in writing by Landlord, remain for the benefit of Landlord. However, Landlord may elect by written notice to Tenant to require that Tenant, at its expense, remove on or before thirty (30) days after expiration or earlier termination of the Term all or any portion of the leasehold improvements, alterations or additions made by Tenant and repair any damage caused by removal.

     Section 7.4. Trade Fixtures. All of Tenant's trade fixtures and equipment installed in the Premises may be removed by Tenant upon expiration or earlier termination of this Lease, provided that (i) Tenant at its expense shall repair any damage to the Premises and the Building caused by such removal and (ii) Tenant is not then in default under this Lease provided however, Tenant shall be entitled to remove its computer equipment irrespective of any disputes. After expiration or earlier termination of the Term, Landlord shall have the right to remove and store Tenant's trade fixtures and equipment and to have any damage from such removal repaired, all at Tenant's expense.

     Section 7.5. Mechanic's Lien. Tenant shall not permit or cause the filing of any mechanic's lien against the premises or any part of the Building or Land. In the event any mechanic's lien is filed against the Premises or any part of the Building or Land for work claimed to have been done for or materials claimed to have been furnished to Tenant, Tenant shall cause such mechanic's lien to be discharged of record within thirty (30) days after filing by bonding or as provided or required by law or in any lawful manner. Tenant shall indemnify and save Landlord harmless from and against any and all liability, loss, cost and expense (including, but not limited to, reasonable attorneys' fees) in connection with any such mechanic's lien.

            ARTICLE 8.  FIRE OR OTHER CASUALTY; CASUALTY INSURANCE

     Section 8.1. Casualty. (a) In the event of the total or partial destruction of the Premises by fire or other casualty, the insurance proceeds, if any, which as a result of such destruction are payable under the fire and extended coverage insurance to be maintained by Landlord shall be payable to, and be the sole property of, Landlord. Landlord shall rebuild, repair and restore the Premises and/or the Building to substantially the same condition as existed prior to the casualty; provided, however, that Landlord shall be obligated to rebuild or restore the alterations, additions or improvements made by Tenant to the Premises only to the extent that such are covered by the policy of fire and extended coverage insurance to be maintained by Landlord. Notwithstanding the foregoing, in the event that (i) the Premises and/or the Building are so destroyed that the Premises cannot reasonably be restored within one hundred eighty (180) days after the date of the damage or destruction, (ii) the damage or destruction is not covered by the policy of fire and extended coverage insurance to be maintained by Landlord and Landlord does not undertake to restore the Premises and/or the Building within ninety (90) days after the date of such damage or destruction, or (iii) the insurance proceeds (reduced by any application thereof by Landlord's mortgagee to its mortgage) are insufficient for restoration of the Premises and/or the Building and Landlord does not undertake such restoration within ninety (90) days after the date of such damage or destruction, then Landlord shall not be obligated to restore the Premises and/or the Building or any portion thereof, and either Landlord or Tenant may then terminate and cancel this Lease upon thirty (30) days written notice to the other, and all obligations hereunder except those then due or matured shall thereupon cease and terminate. Monthly Rent shall proportionately abate during the time that the Premises or any part thereof is unusable by reason of any casualty damage thereto.

     (b) In the event the Lease is not terminated following any such fire or other casualty, then, Landlord shall repair, rebuild and/or restore the Premises and/or the Building as nearly as possible to the same condition as existed prior to the fire or other casualty. In the event such repairs, rebuilding and/or restoration following any such fire or casualty shall not be completed within one hundred eighty (180) days following the date of the fire or other casualty, Tenant may terminate this Lease immediately upon written notice to Landlord. All such repairs and/or restoration shall be done in accordance with all applicable laws, ordinances, rules and regulations of any applicable governmental authority.

     Section 8.2. Casualty Insurance. Landlord shall at all times during the Term carry a policy of broad form fire and extended coverage insurance, which insures the Building, including the Premises, for their full insurable value on a replacement cost basis, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy and extended coverage endorsement); provided, however, that Landlord shall not be responsible for, and shall not be obligated to insure against, any loss of or damage to any personal property of Tenant or which Tenant may have in the Building or the Premises or any trade fixtures installed by or paid for by Tenant on the Premises. If the tenant finish improvements made by Tenant pursuant to Section 7.3 result in an increase in the premiums for casualty insurance carried by Landlord on the Building, then the cost of such increase shall be borne by Tenant, who shall reimburse Landlord for such cost as Additional Rent after being separately billed therefor.

                             ARTICLE 9.  INSURANCE

     Section 9.1. Public Liability Insurance - Tenant. Tenant shall maintain in full force and effect throughout the Term a policy of comprehensive general public liability insurance (including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage) issued by a company or companies satisfactory to Landlord, naming Landlord, property manager, and Tenant as insureds, and covering any and all claims for injuries to or death of persons and damage to property occurring in or upon the Premises in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit for both bodily injury and personal property.

     Section 9.2. Public Liability Insurance - Landlord. Landlord shall maintain in full force and effect throughout the Term a policy of comprehensive general public liability insurance (including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage) issued by a company or companies satisfactory to Tenant, naming Landlord, property manager, and Tenant as insureds, and covering any and all claims for injuries to or death of persons and damage to property occurring in or upon the Common Areas in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit for both bodily injury and personal property.

     Section 9.3. Insurance on Tenant's Property. Tenant shall also maintain in full force and effect throughout the Term fire and extended coverage insurance naming Landlord as an additional insured, on its fixtures, equipment, merchandise and other personal property in or upon the Premises for its full insurable value on a replacement cost basis, if obtainable, and if not obtainable, for the full amount of its actual cash value.

     Section 9.4. Certificates of Insurance. For each type of insurance which either party is required to maintain under this Lease, that party shall furnish the other party a certificate or certificates of insurance showing that each such type of insurance is in full force and effect and not cancelable without thirty (30) days prior written notice to the other party.

     Section 9.5. Waiver of Subrogation. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to (i) person or property occurring in, on, or about the Premises, the Building or the Common Areas or
(ii) any personal property on or within the Building or the Common Areas or
(iii) the Building or Common Areas, by reason of fire or other casualty which is insured against under the policies required to be maintained hereunder by Landlord or Tenant (or would be so insured absent the failure of Landlord or Tenant to maintain such insurance), regardless of cause, including negligence of Landlord or Tenant and their respective employees, agents, customers and invitees. Because the provisions of this Section are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to any insurer or any other person to the extent of the foregoing mutual releases, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the provisions of this Section and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provisions hereof.

     Section 9.6. Tenant's Indemnification. Tenant assumes all risks and responsibilities for accidents, injuries or damages to person or property and agrees to indemnify and hold Landlord and property manager harmless from any and all claims, liabilities, losses, costs and expenses (including attorneys' fees) arising from or in connection with the condition, use or control of the Premises and any improvements thereon during the term of this Lease. Tenant shall be liable to Landlord for any damages to the Premises caused by Tenant or any person coming on to the Premises by the license or invitation of Tenant, express or implied (except Landlord, its agents or employees). This Section shall not, however, impose upon Tenant any liability from which Tenant is released under
Section 9.5.

     Section 9.7. Landlord's Indemnification. Landlord assumes all risks and responsibilities for accidents, injuries or damages to person or property and agrees to indemnify and hold Tenant harmless from any and all claims, liabilities, losses, costs and expenses (including attorneys' fees) arising from or in connection with the condition, use or control of the Building (other than the Premises) and the Common Areas and any improvements thereon during the term of this Lease. Landlord shall be liable to Tenant for any damages to Tenant or any person coming on to the Building or Common Areas by the license or invitation of Landlord, express or implied (except Tenant, its agents or employees). This Section shall not, however, impose upon Landlord any liability from which Landlord is released under Section 9.5.

     Section 9.8 Increase in Insurance Rates. Tenant shall not use the Premises for any purpose or in any manner which would, in Landlord's opinion, invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable thereunder or expose the Premises, Building or surrounding land and improvements to the risk of contamination by hazardous or toxic materials. If Tenant fails to comply with this covenant, Landlord may require Tenant to stop engaging in such activity, and in all events Tenant shall reimburse Landlord as Additional Rent for the increase in premiums for the insurance carried by Landlord which is attributable to Tenant's use of the Premises.

     Section 9.9 Tenant's Property Landlord shall not be liable for, and Tenant waives all claims against Landlord for, any damages (including, but not limited to, consequential damages) or losses of or to property, sustained by Tenant, however caused. All property of Tenant kept or stored in, upon or about the Premises shall be so kept or stored at the sole risk of Tenant; and Tenant shall hold Landlord harmless from any claims, costs or expenses, including attorneys' fees, arising out of damage thereto.


                          ARTICLE 10.  EMINENT DOMAIN

     If the whole or any part of the Premises, Building or Common Areas shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the Premises or the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then either Landlord or Tenant may, at its option, terminate this Lease as of the date of surrender of possession by giving written notice of such termination to the other party. If a part of the Premises shall be taken or conveyed but the Lease is not terminated, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render tenantable, and, to the extent possible, comparable, the part not taken or conveyed; and the rent shall be reduced in proportion to the part of the Premises taken or conveyed.
If part of the Building or Common Areas is taken and this Lease is not terminated, Landlord shall make such repairs, alterations and improvements as shall be necessary to render the Building and the Common Areas as comparable to their condition prior to the taking as possible. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of

Tenant, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award. However, Tenant shall have the right to recover from such authority, but not from Landlord, such compensation as may be separately awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's property.


            ARTICLE 11.  RENTAL, PERSONAL PROPERTY AND OTHER TAXES

     Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operations in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as Additional Rent.
Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such item and to defer payment until after Tenant's liability therefor is finally determined.


                    ARTICLE 12.  ASSIGNMENT AND SUBLETTING

     Tenant may assign this Lease or sublet the Premises or any part thereof only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.


                      ARTICLE 13.  TRANSFERS BY LANDLORD

     Section 13.1. Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Building at any time during the Term of this Lease subject only to the rights of Tenant hereunder.

     Section 13.2. Subordination. So long as any present or future mortgagee shall enter into a nondisturbance agreement with Tenant, in a form reasonably satisfactory to Tenant, Tenant shall subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building. Tenant shall, at Landlord's request, execute and deliver to Landlord, without cost, any instrument which may be reasonably necessary; and, if Tenant fails or refuses to do so, Landlord may execute such instrument in the name and as the act of Tenant. Notwithstanding the foregoing, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as the Tenant is not in default under this Lease. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the Landlord under this Lease.

                      ARTICLE 14.  DEFAULTS AND REMEDIES

     Section 14.1. Defaults by Tenant. The occurrence of any one or more of the following events shall be a default under and breach of this Lease by
Tenant:

     (a) Tenant shall fail to pay any payment of Monthly Rent or Additional Rent within five (5) days after the same shall be due and payable or Tenant shall fail to pay any other amounts due to

          Landlord from Tenant (including any amounts owed by Tenant for Building Non-Standard Work) within thirty (30) days after the same shall be due and payable.

     (b) Tenant shall fail to perform or observe, whether by action or inaction, any covenant, term, provision or condition of this Lease (other than payment of rent or other charges payable hereunder) within the thirty (30) day period after written notice of default has been given by Landlord to Tenant; provided that in the case of a default which by its nature cannot be cured within thirty (30) days, Tenant shall have an additional reasonable period of time ("Additional Period") to cure the default if, and only if, Tenant promptly and within such thirty (30) day period commences to cure the default and in good faith and with due diligence pursues the curing of the default through the Additional Period until cured.

     (c) A trustee or receiver shall be appointed to take possession of all or substantially all of Tenant's assets in, on or about the Premises or of Tenant's interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter.)

     (d) A petition in bankruptcy or insolvency or for reorganization or arrangement is filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a dismissal thereof within sixty (60) days after such filing.)

     Section 14.2. Remedies of Landlord. Upon the occurrence of any event of default set forth in Section 14.1, Landlord shall have the following rights and remedies, in addition to those allowed at law or in equity, any one or more of which may be exercised without further notice to or demand upon Tenant:

     (a) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as Additional Rent for any costs and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

     (b) Landlord may terminate this Lease, in which event (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (ii) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by any means permitted by law, and may remove their effects, which termination, repossession and removal shall be without prejudice to any other remedy which Landlord may have for possession, arrearage in rent, continuing rental obligations which Tenant would have had under this Lease had this Lease not been terminated and all other damages and remedies available at law and in equity; it being expressly understood and agreed that the liabilities and remedies specified in this Subsection shall survive the termination of this Lease.

     (c) Landlord may, without terminating this Lease, re-enter the Premises and re-let all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, or, in the event Landlord is unable to relet the Premises, [the present value of] the rent provided for herein, for the period which would otherwise have constituted the balance of the Term of this Lease, [less than the fair market rental value of the Premises], together with all of Landlord's reasonable costs and expenses for preparing the Premises for re-letting, including all repairs, tenant finish improvements, brokers' and attorneys' fees, and all loss or damage which Landlord may sustain by reason of such re-entry and re-letting.

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

     (e) Landlord shall use reasonable efforts to mitigate its damages in case of Tenant's default by reletting the Premises at a rental which is reasonable in the circumstances. In any action, proceeding or hearing on any claim or counterclaim that Landlord has failed to use reasonable efforts or that Landlord relet the Premises at a rental that was not reasonable, the fact that such rental may be at a rate that it lower than the rent specified herein, or payable in different increments, shall not, by itself, establish that Landlord failed to use reasonable efforts to mitigate its damages.

     Nothing contained herein shall be construed to accelerate the due date of any rent provided for herein.

     Section 14.3. Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently completes the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to withhold, set off or abate any rent due hereunder (except as expressly provided in this Lease) unless otherwise ordered by a court of competent jurisdiction.

     Section 14.4. Limitation of Landlord's Liability. Notwithstanding anything to the contrary herein, Tenant agrees that Tenant shall look solely to Landlord's interest in and to the Building, subject to prior rights of any present or future mortgagee of the Building, for the collection of any judgment (or other judicial process) requiring payment of money by Landlord in the event of default or breach by Landlord of any of the covenants, terms or conditions of this Lease to be observed or performed by Landlord (including, without limitation, any indemnity obligation of Landlord hereunder), and that no other assets of Landlord shall be subject to levy, execution or other process for satisfaction of Tenant's remedies.

     The term "Landlord" shall mean and include only the owner or owners from time to time of the Landlord's interest in this Lease. In the event of any transfer or transfers of such interest (except a transfer for security), the Landlord named herein (or the transferor in the case of a subsequent transfer) shall, after the date of such transfer, be released from all liability for performance of any covenant, agreement and condition on the part of the Landlord which are thereafter to be performed hereunder. The transferee shall be deemed to have assumed (subject to the limitations of this paragraph) all of the covenants, agreements and conditions herein to be observed by Landlord with the result that such covenants, agreements and conditions shall bind the Landlord its successors and assigns, only during and in respect of their respective successive periods of ownership.

     Section 14.5. Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default or breach of the Lease shall be deemed to be a waiver of any other default or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord. The remedies of Landlord under this Lease shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided at law or in equity. The exercise of any one such right or remedy by Landlord shall not impair its standing to exercise any other right or remedy.

     Section 14.6. Attorneys' Fees. If either Landlord or Tenant brings suit against the other to recover any sums owed under this Lease or to otherwise enforce compliance with the terms, covenants and conditions of this Lease, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and other costs and expenses incurred by such party in connection with such suit regardless of whether such suit is prosecuted to judgment. As used herein, "prevailing party" shall mean, in the case of a claimant, one who is successful in obtaining substantially all of the relief sought, and in the case of defendant or respondent, one who is successful in denying substantially all of the relief sought by the claimant.


                              ARTICLE 15.  NOTICES

     Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person, by overnight courier, or mailed by certified or registered mail, return receipt requested, postage prepaid, to the party who is to receive such notice at the address specified in Item K of the Basic Lease Provisions. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. The address specified in Item K of the Basic Lease Provisions may be changed by giving written notice thereof to the other party.


               ARTICLE 16.  LANDLORD'S RIGHT TO RELOCATE TENANT

                            (Intentionally Omitted)

                ARTICLE 17.  MISCELLANEOUS GENERAL PROVISIONS

     Section 17.1. Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability or condition of any part of the Building for the conduct of Tenant's business except as provided in this Lease.

     Section 17.2. Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency, or reorganization proceeding.

     Section 17.3. Common Areas. The term "Common Areas," as used in this Lease, refers to the areas of the Building and the Land which are designed for use in common by all tenants of the Building and of the other buildings, if any, on the Land and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation, entrances and exits, hallways, restrooms, sidewalks, driveways, parking areas, landscaped areas and other areas as may be designated by Landlord as part of the Common Areas of the Building. Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted by Landlord including those set forth in
Section 5.2 of this Lease. Landlord agrees that it will not establish any other rules and regulations that would interfere with Tenant's use of the Premises. Landlord reserves the right to change or modify the Building, the Common Areas and other improvements and facilities located on the Land provided that (i) neither the Premises nor the general character of the Building shall be changed,
(ii) Tenant's access to and use of the Premises shall not be materially impaired by reason of such changes or modifications, and (iii) the number and location of the parking spaces shall not be changed.

     Section 17.4. Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Indiana.

     Section 17.5. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     Section 17.6. Name. Tenant shall not, without the written consent of Landlord, use the name of Edison Lakes Corporate Park for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names by virtue of this Lease.

     Section 17.7. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 17.8. Time and Consent. Time is of the essence of this Lease and each and all of its provisions. Whenever the consent of Landlord or Tenant is required under this Lease, such consent shall not be unreasonably withheld.

     Section 17.9. Construction. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. All references in this Lease to articles or sections are to articles or sections contained in this Lease unless a different document is expressly specified. All exhibits hereto are incorporated herein by reference and made a part hereof with the same effect as if set out in full herein.

     Section 17.10. Prior Agreements. This Lease and the Acceptance Agreement executed pursuant to Section 2.3 hereof contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

     Section 17.11. Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

     Section 17.12. Definition of the Relationship between the Parties. Landlord shall not, by virtue of the execution of this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of or joint venturer with Tenant in the conduct of Tenant's business on the Premises or otherwise.

     Section 17.13. Estoppel Certificate. Tenant shall, within ten (10) days following receipt of a written request from Landlord, execute, acknowledge and deliver to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement, in the form attached hereto as Exhibit F or in such other form as Landlord may reasonably request, certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid, and
(iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults, if any are claimed). Any such statement may be relied upon by a prospective purchaser or mortgagee of all or any part of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Landlord's performance hereunder.

     Section 17.14. Force Majeure. Landlord and Tenant shall be excused for the period of any delay in the performance of any obligation hereunder, other than the Tenant's obligation to pay rent, or any other amounts due to Landlord under the Lease or Landlord's obligation to pay any amounts due to Tenant under the Lease, when such delay is occasioned by causes beyond its reasonable control, including, but not limited to, war, invasion or hostility; work stoppages, boycotts, slow-downs or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; weather conditions; acts or omissions of governmental or political bodies; or civil disturbances or riots.

     Section 17.15. Quiet Enjoyment. Landlord agrees that if Tenant performs all of the covenants and agreements herein provided to be performed by Tenant, Tenant shall, at all times during the Term of this Lease, have the peaceable and quiet enjoyment of the Premises without any manner of hindrance.

     Section 17.16. Antenna. Landlord consents to the installation of a satellite dish antenna system (the

"Antenna"), in accordance with plans and specifications approved, in advance, by Landlord. Landlord shall be entitled to approve the size, design, location, screening material and structural support for the Antenna. The Landlord's approval of this is, however, subject to the following terms and conditions:

     (a) Tenant shall install the Antenna at its own cost and expense at a location designated by Landlord in accordance with the provisions of this Section 17.16 and upon approval of a structural engineer which costs shall also be borne by Tenant.

     (b) Tenant shall install the Antenna in a manner which shall not interfere with the quiet enjoyment of the Building by Landlord or other tenants in the building.

     (c) Tenant shall have the right to gain reasonable access to the area of the installation of the Antenna for maintenance purposes.

     (d) Tenant shall promptly repair any damage to the Building, Landlord's property and/or the leased Premises caused by the installation, operation or removal of the Antenna. Any such damage which requires emergency repairs, as determined by Landlord in Landlord's sole discretion, may be repaired by Landlord at Tenant's cost and expense. Any such damage which is not of an emergency nature shall be made by Tenant within ten (10) days following the date of the damage. In the event Tenant fails to make any such repairs within such ten (10) day period or in the event such repairs reasonably require in excess of ten (10) days and Tenant has not commenced making such repairs within such ten (10) day period and is not diligently proceeding to complete such repair, Landlord may make such repairs and Tenant shall be obligated to reimburse Landlord for the cost of any such repairs, upon written notice by Landlord, along with Tenant's next installment of Monthly Rent.

     (e) Notwithstanding any other provision in the Lease to the contrary, Tenant shall indemnify Landlord from and against any and all claims or liabilities of whatever nature resulting from Tenant's installation, operation or removal of the Antenna, to the extent not covered by insurance.

     (f) Upon expiration or earlier termination of this Lease, Tenant shall remove or provide for the removal of the Antenna and bear the cost of such removal and the cost of any and all damage to the Building, Landlord's property, or the Premises resulting from such removal.


                             ARTICLE 18.  SIGNAGE

     Section 18.1 Building Signage. No sign, advertisement, or notice may be inscribed, painted, or affixed on any part of the outside or inside of the Building by the Tenant except on the directory board in the lobby of the Building (at Landlord's expense) and except that Tenant shall have the exclusive right to Building mounted signage, subject to the following:

     a) such sign(s) shall be installed and maintained at Tenant's sole cost and expense;

     b) the type, size and location of such sign shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld it being generally understood between

     Landlord and Tenant that Tenant's sign on the Building will consist of individual back-lit letters spelling the Tenant's name and may include Tenant's logo;

c) Tenant shall obtain all necessary governmental approvals and permits for such sign; and

d) At the expiration of the term of this Lease, Tenant shall remove such sign and restore the sign area to its original condition all at Tenant's expense.

The Landlord reserves the right to remove all other signs at the expense of the Tenant.

     Section 18.2. Monument Signage. Tenant shall have the right to be identified on two sides of one monument sign on the Building site. The location of said monument sign shall be in the sole discretion of Landlord and the style of said sign shall be consistent with the standard monument signs presently existing in the Edison Lakes Corporate Park. The cost of said sign shall be paid by Tenant, provided, however, if another tenant in the Building desires to be identified on said monument sign, then Tenant shall be responsible for one-half the cost of said monument sign plus the cost of its own lettering. In the event Tenant elects to install said monument sign and Landlord subsequently adds another tenant to said monument sign, then Landlord shall reimburse Tenant for one-half the cost of said monument sign (exclusive of Tenant's lettering) at such time as the additional tenant is added to said monument sign.

                         ARTICLE 19.  OPTION TO RENEW

     If Tenant is not in default hereunder, Tenant shall have the option to renew the Term of this Lease for the Premises, for four (4) additional terms of five (5) years each ("Option Period" or "Option Periods"). Such renewals shall be upon the same terms and conditions contained in the Lease for the original Term except for this provision giving the renewal option and subject to an adjustment of the Monthly Rent as provided herein. Such options shall be exercised by Tenant's giving written notice to Landlord of its intention to renew the Term of the Lease no later than twelve (12) months prior to the expiration of the then existing term. Tenant's failure to exercise any option to renew shall extinguish its right and option for any subsequent renewal option.

     In the event Tenant elects to exercise its option to renew the Term of this Lease, the parties agree that the Monthly Rent during the Option Periods shall be the fair market rent determined as follows: If Landlord and Tenant fail to agree upon the fair market rent within twenty (20) days after Tenant exercises its option to renew, Landlord and Tenant shall within five (5) days thereafter select an appraiser having a minimum of ten (10) years experience in appraising rental values in the county where the Premises are located. If Landlord and Tenant do not agree on an appraiser within said five (5) days, an appraiser meeting the aforesaid qualifications shall be selected by the President of the local Board of Realtors who shall make the determination of fair market rent as provided herein. Following the selection of an appraiser, Landlord and Tenant shall each have fifteen (15) days within which to submit to such appraiser such written information as they believe relevant to determining the fair market rent of the Premises. After the expiration of such fifteen (15) day period, the appraiser shall have twenty (20) days within which to deliver to Landlord and Tenant such appraiser's written determination of the fair market rent of the Premises. Thereafter, Tenant shall have the right to rescind its exercise of its renewal option by written notice to Landlord within ten (10) days after receiving such appraiser's written determination of the fair market rent of the Premises. If Tenant shall fail to rescind its exercise of the option to renew, the rent so determined by the appraiser shall be the rental for the next term of this Lease.

                             ARTICLE 20.  PARKING

     Landlord shall provide during the term of this Lease and all extensions or renewals thereof, at no additional cost to Tenant, the parking facilities on the Land for the exclusive use of Tenant, its officers, employees, agents and invitees in the parking lot on the Land.


                        ARTICLE 21.  RENT DETERMINATION

     The Building is currently in the process of being designed and built. Landlord's architect has determined the Rentable Area of the Premises and the Rentable Area of the Building is 51,335, and Tenant's Share is 100%.

     Tenant's actual rent per square foot shall be determined within ninety (90) days after the Commencement Date pursuant to the formula calculated as follows.

     "Total Project Costs" shall mean the actual costs expended by Landlord to acquire the Land and develop and construct the Building including all construction interest, soft costs, hard costs and the actual cost of tenant improvements to the Premises. As of the date of this Lease, Landlord and Tenant estimate that the Total Project Costs will be Five Million Seven Hundred Fifty Thousand ($5,750,000.00) Dollars.

     "Total Annual Return" shall mean an amount equal to the product of 11% and the total equity required to be invested into the Project by the construction and/or permanent lender. Landlord and Tenant estimate that the required equity will be One Million Four Hundred Thirty-seven Thousand Five Hundred ($1,437,500.00) Dollars (25% of $5,750,000.00). Therefore, the estimated Total Annual Return is $158,125.00 (11% x $1,437,500.00).

     "Annual Debt Service" shall mean the regularly scheduled principal and interest payments due under the permanent financing for the Project. Assuming:

          Original Principal Amount  $4,312,500.00
          Interest Rate                8.25%
          Amortization               20 years

the Annual Debt Service would be $440,944.00

     Accordingly, based on current estimates, Tenant's Monthly Rent per Rentable square foot would be calculated as follows:

Total Project Cost 50,000 sq. ft x $115/sq. ft.         $5,750,000
Required Equity           25%                                          1,437,500
                                                                      ----------
Mortgage                  75%                                         $4,312,500

Projected Interest Rate   1.75% over 10 year Treasuries       8.25%

Rentable Square
Footage                   48,000

Annual Debt Service       8.25% for 20 years                 440,944
Divided by       48,000 sq. ft.                            $9.19/sq. ft.

Total Annual Return                                          158,125
Divided by       48,000 sq. ft.                            $3.29/sq. ft.

Estimated Annual Net Rent                                         $12.48/sq. ft.

     In the event Tenant exceeds its Tenant improvement allowance of $25 per square foot times the difference between (i) the Rentable Square Footage of 51,335 and (ii) the sum of the square footage of the (a) lobbies, (b) restrooms, and (c) mechanical rooms which are being furnished by Landlord at Landlord's expense, it shall pay such excess to Landlord within thirty (30) days of receipt of a statement therefor. Tenant shall have the right to review all of Landlord's books and records to verify Landlord's calculation. Landlord shall perform the work identified on Exhibit B, the cost of which shall not be charged against Tenant's improvement allowance. Any improvements to the Premises other than those set forth on Exhibit B shall be charged against Tenant's improvement allowance.

     From the Commencement Date until such time as Tenant's Rent is actually determined as provided above, Tenant shall make estimated Rent payments in the amount of $12.48 per square foot. When Tenant's Rent is determined, any overpayment (underpayment) shall be refunded to (paid by) Tenant within ten (10) days of such determination.

     Tenant's Monthly Rent shall be adjusted as of the date (the "Adjustment Date") that Landlord's original permanent loan is refinanced. (As of the date of this Lease, Landlord and Tenant anticipate that the original permanent loan will mature ten (10) years following its inception). As of the Adjustment Date, Tenant's Monthly Rent shall be calculated as above, using the actual (i) Total Project Cost, and (ii) Annual Debt Service (as of the original determination) except that the initial interest rate of the replacement loan shall be substituted for the interest rate used for the original determination.

                              ARTICLE 22.  BUILDING

     Tenant shall have the option to expand the Building, at its sole cost and expense pursuant to plans and specifications which shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, delayed or conditioned. In the event Tenant desires to expand the Building, it shall be responsible for obtaining any and all approvals, permits, licenses, etc. required and such expansion shall be subject to such other conditions as Landlord may reasonably require including any approvals required by the mortgagee of the Building. Tenant shall not be obligated to pay any additional Base Rent in respect of such expansion, but shall be responsible for all additional taxes, insurance, common area charges, etc. in accordance with the terms of this Lease. At the conclusion at the term of this Lease, all such improvements shall become the property of the Landlord.


IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first written above.


                            LANDLORD:
                            SIX EDISON LAKES, L.L.C.

Date: 9/19/96               By:/s/Donald G. Cressy
                               --------------------------------

                            Name:/s/Donald G. Cressy
                                 ------------------------------

                            Title:  Manager


                            TENANT:
                            QUALITY DINING, INC.


Date: 9/19/96               By:/s/Daniel B. Fitzpatrick
                               --------------------------------

                            Name:

                            Title:

                                   EXHIBIT A

                             PROPERTY DESCRIPTION

PARCEL IV: LEGAL DESCRIPTION
THAT PART OF THE WEST HALF OF THE SOUTHWEST QUARTER OF SECTION 34, TOWNSHIP 38 NORTH, RANGE 3 EAST, PENN TOWNSHIP, CITY OF MISHAWAKA, ST. JOSEPH COUNTY, INDIANA WHICH IS DESCRIBED AS: BEGINNING AT A 5/8" CAPPED REBAR SET ON THE NORTH RIGHT-OF-WAY LINE OF DAY ROAD WHICH IS N. 89/o/ -57' -15" E., 459.97 FT. (REC.
N. 89/o/ -56' -51" E., 459.99 FT.) AND N. 00/o/ -11' -45" E., 40.00 FT. (REC. N.
00/o/ -11' -21" E., 32.13 FT.) FROM A R.R. SPIKE FOUND MARKING THE SOUTHWEST CORNER OF NORTH HALF OF THE SOUTHWEST QUARTER OF SAID SECTION 34; THENCE ALONG THE EASTERLY RIGHT-OF-WAY LINE OF EDISON LAKES PARKWAY FOR THE NEXT THREE COURSES, N. 45/o/ -04' -02" W., 35.21 FT. TO A SET 5/8" CAPPED REBAR (REC. N. 44/o/ -55' -54" W., 35.28 FT.) AND N. 00/o/ -09' -53" E., 101.04 FT. TO A SET
5/8" CAPPED REBAR (REC. N. 00/o/ -11' -21" E., 108.56 FT.) AND AROUND A 2008.26
FT. RADIUS CURVE TO THE LEFT AN ARC DISTANCE OF 433.21 FT. TO THE END OF A CHORD BEARS N. 05/o/ -58' -15" W. AND HAVING A DISTANCE OF 432.37 FT. TO A SET 5/8" CAPPED REBAR; THENCE N. 89/o/ -40' -00" E., 368.35 FT. TO A FOUND 3/4" REBAR ON THE SOUTH LINE OF "WINDING BROOK PARK, SECTION H" AS RECORDED BY DOCUMENT NO. 8834271 IN THE RECORDS OF THE ST. JOSEPH COUNTY, INDIANA RECORDER'S OFFICE; THENCE S. 00/o/ -09-49" E., 527.90 FT. TO A SET 5/8" CAPPED REBAR THENCE S. 44/o/-57' -15" W. 42.34' TO A SET 5/8" CAPPED REBAR ON THE NORTH RIGHT-OF-WAY LINE OF DAY ROAD; THENCE S. 89/o/ -57' -15" W. ALONG SAID NORTH LINE, 270.33 FT. TO THE POINT OF BEGINNING. CONTAINING 4.27 ACRES. SUBJECT TO ALL LEGAL HIGHWAYS, EASEMENTS AND RESTRICTIONS OF RECORD.

                                   EXHIBIT B

                                LANDLORD'S WORK

1)   The work described in Section 2.1.

2) Appropriate landscaping and plaza improvements to be mutually agreed upon by Landlord and Tenant.

3)   Perimeter walls sheetrocked, taped, sanded and painted.

4)   Core areas finished including:

          All restrooms, mechanical rooms, elevators, lobbies and janitorial closets completed with painted drywall, drop ceilings, HVAC, light fixtures, plumbing fixtures, doors and floors installed.

Landlord or its contractors shall be responsible for supplying adequate utilities, including air conditioning equipment, to meet Tenant's requirements provided, however that in the event Tenant furnishes Landlord or its contractors any incorrect information with respect to Tenant's requirements, Landlord shall not be responsible for any inadequacies resulting from such incorrect information.

                                   EXHIBIT C

                             INTENTIONALLY OMITTED

                                   EXHIBIT D

                            ACCEPTANCE OF PREMISES

TENANT:  Quality Dining, Inc.

LANDLORD:  Six Edison Lakes, L.L.C.

ADDRESS OF PREMISES:  _____ Edison Lakes Parkway, Mishawaka, Indiana  46545

APPROXIMATE SQUARE FOOTAGE OF PREMISES:   [         ]

DATE LEASE SIGNED:

DATE LANDLORD'S NOTICE SENT:

COMMENCEMENT DATE:

EXPIRATION DATE:

NEXT RENTAL PAYMENT DUE:

AMOUNT DUE ON NEXT RENTAL PAYMENT:

     Tenant confirms the accuracy of the above information with respect to the Lease. Tenant hereby acknowledges that (i) it has accepted the Premises and
(ii) the condition of the Premises is satisfactory and in conformity with the provisions of the Lease in all respects, except as noted below and except for latent defects.

________________________________________________________

                            TENANT:
                            QUALITY DINING, INC.


                            By:
                               -------------------------
                            Name:  Daniel B. Fitzpatrick
                            Title: President

                                   EXHIBIT E

                             RULES AND REGULATIONS

None.

                                   EXHIBIT F

                             ESTOPPEL CERTIFICATE

TENANT:  Quality Dining, Inc.

LANDLORD:  Six Edison Lakes, L.L.C.

PREMISES:  _____ Edison Lakes Parkway, Mishawaka, Indiana  46545

LEASE EXPIRES:

The undersigned, the Tenant under the above lease ("Lease") certifies to [    ]
("Lender") that:

  1. The Lease is presently in full force and effect and is unmodified except as indicated at the end of this page.

  2. The Lease represents the entire agreement between the parties as to this leasing.

  3. The term of the Lease has commenced, and rental is now accruing thereunder.

  4. The undersigned has accepted possession of the Premises, and any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of the undersigned, except as indicated below.

  5. No rent under the Lease has been paid more than thirty (30) days in advance of its due date.

  6. To its knowledge, the undersigned, as of this date, has no charge, lien or claim of offset under the Lease or otherwise against rents or other charges due to become due thereunder, except as indicated below.

  7. As of this date, to Tenant's knowledge, Landlord has performed all of its obligations under the terms and conditions of the Lease and is not in default hereunder, nor has any event or omission occurred which, but for the passage of time or the giving of a notice or both, would be a default by Landlord, except:

     -------------------------------------------------------------------------
     ---------------------------

  Dated: _______________________

                                       TENANT:
                                       QUALITY DINING, INC.



                                       By:
                                          --------------------------------
                                       Name:
                                            ------------------------------

                                       Title:
                                             -----------------------------